UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2018

SITE Centers Corp.

(Exact name of registrant as specified in charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Sales Agency Financing Agreements

On December 7, 2018, SITE Centers Corp. (the “Company”) entered into separate Sales Agency Financing Agreements, each dated as of December 7, 2018 (such agreements, the “Sales Agreements”), with Robert W. Baird & Co. Incorporated (“Baird”), BNY Mellon Capital Markets, LLC (“BNYMCM”), BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), KeyBanc Capital Markets Inc. (“KBCM”), Scotia Capital (USA) Inc. (“SCUSA”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and TD Securities (USA) LLC (“TD Securities”), respectively. Baird, BNYMCM, BTIG, Jefferies, KBCM, SCUSA, Stifel and TD Securities are referred to collectively as the “Sales Agents.” Under the terms of the Sales Agreements, the Company may, from time to time, (1) issue and sell its common shares, par value $0.10 per share (“Common Shares”), through the Sales Agents and (2) as applicable, enter into forward sale agreements (such agreements, “Forward Sale Agreements”) under separate Master Forward Sale Agreements (as defined below) and related supplemental confirmations, between the Company and (1) an affiliate of BNYMCM, (2) Jefferies, (3) KBCM, (4) an affiliate of SCUSA, (5) Stifel or (6) TD Securities (each, in such capacity, a “Forward Purchaser”). In connection with each such Forward Sale Agreement, the relevant Forward Purchaser will, at the Company’s request and subject to the terms and conditions in the Forward Sale Agreements, borrow from third parties and, through the relevant Sales Agent (in such capacity, a “Forward Seller”), sell a number of Common Shares equal to the number of Common Shares underlying such Forward Sale Agreement to hedge such Forward Sale Agreement. In no event will the aggregate number of Common Shares sold through the Sales Agents, each as an agent for the Company and as a Forward Seller, under the Sales Agreements have an aggregate sales price in excess of $250,000,000.

The sales, if any, of Common Shares under any Sales Agreement will be made in “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange, the existing trading market for the Common Shares, or sales made to or through a market maker or through an electronic communications network. In addition, the Common Shares may be offered and sold by such other methods, including privately negotiated transactions, as the Company and any Sales Agent agree to in writing.

The Company will pay each Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the sales price of all Common Shares sold through it as Sales Agent for the Company under the applicable Sales Agreement. The Company has agreed to reimburse the Sales Agents, the Forward Sellers and the Forward Purchasers for their reasonable documented out-of-pocket expenses, including fees and expenses of counsel (up to $100,000 in the aggregate); provided, however, that the Company will not be required to reimburse the Sales Agents, Forward Sellers and Forward Purchasers for any amounts if Common Shares with an aggregate sales price of $10,000,000 or more are sold under the Sales Agreements prior to the date that is 18 months after the date of the Sales Agreements.

In connection with each Forward Sale Agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price, selling commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume-weighted average of the sales prices of all borrowed Common Shares sold during the applicable period by it as a Forward Seller.

The Common Shares will be sold pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-225621) filed on June 14, 2018 with the Securities and Exchange Commission. The Company filed a prospectus supplement, dated December 7, 2018, to the prospectus, dated June 14, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the Common Shares.

The Form of Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Sales Agreements is qualified in its entirety by reference to such exhibit.

Master Forward Sale Agreements

On December 7, 2018, the Company entered into separate Master Confirmations for Forward Stock Sale Transactions (the “Master Forward Sale Agreements”) with The Bank of New York Mellon, Jefferies, KBCM, The Bank of Nova Scotia, Stifel and TD Securities, respectively, as Forward Purchasers. Under the terms of the Master Forward Sale Agreements, the Company may from time to time enter into one or more Forward Sale Agreements. In connection with each Forward Sale Agreement, the relevant Forward Purchaser will, at the Company’s request, borrow from third parties and, through the relevant Forward Seller, sell a number of Common Shares equal to the number of Common Shares underlying such Forward Sale Agreement to hedge such Forward Sale Agreement; provided, however, that BNYMCM, Stifel and TD Securities will not make forward sales until its affiliate provides notice to the Company pursuant to the Forward Sale Agreement.

The initial forward sale price per share under each Forward Sale Agreement will equal the product of (1) an amount equal to one minus the applicable selling commission and (2) the volume-weighted average price per share at which the borrowed Common Shares were sold pursuant to the relevant Sales Agreement by the relevant Forward Seller to hedge the relevant Forward Purchaser’s exposure under such Forward Sale Agreement. Thereafter, the initial forward sale price will be subject to the price adjustment provisions of the relevant Forward Sale Agreement. If the Company elects to physically settle any Forward Sale Agreement by delivering Common Shares, the Company will receive an amount of cash from the relevant Forward Purchaser equal to the product of the initial forward sale price per share under such Forward Sale Agreement and the number of Common Shares underlying such Forward Sale Agreement, subject to the price adjustment and other provisions of such Forward Sale Agreement. The Forward Sale Agreements, the maximum terms of which may not exceed six months, will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the relevant Forward Sale Agreement by the amount per share of quarterly dividends the Company currently expects to declare during the term of such Forward Sale Agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under the circumstances described below, the Company has the right, in lieu of physical settlement of any Forward Sale Agreement, to elect cash or net share settlement of such Forward Sale Agreement. If the Company elects cash or net share settlement of any Forward Sale Agreement, the relevant Forward Purchaser or one of its affiliates will purchase Common Shares in secondary market transactions over an unwind period to:

•

deliver Common Shares to stock lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any Common Shares to be delivered by the Company to such Forward Purchaser, in the case of net share settlement); and

•	in the case of net share settlement, deliver Common Shares to the Company in settlement of such Forward Sale Agreement.

If the price of the Common Shares at which these purchases are made is below the relevant forward sale price, such Forward Purchaser will pay the Company such difference in cash (if the Company elects to cash settle) or deliver Common Shares to the Company having a market value equal to such difference (if the Company elects to net share settle). If the price of the Common Shares at which these purchases are made exceeds the relevant forward sale price, the Company will pay such Forward Purchaser an amount in cash equal to such difference (if the Company elects to cash settle) or the Company will deliver to such Forward Purchaser a number of Common Shares having a market value equal to such difference (if the Company elects to net share settle). Any such difference could be significant. In addition, these purchases of Common Shares by such Forward Purchaser or one of its affiliates could cause the price of the Common Shares to increase over time, thereby increasing the number of Common Shares or amount of cash the Company owes to such Forward Purchaser upon net share or cash settlement or decreasing the number of Common Shares or amount of cash the Forward Purchaser would owe to the Company upon cash or net share settlement.

A Forward Purchaser will have the right to accelerate each Forward Sale Agreement that it enters into with the Company and to require the Company to physically settle on a date specified by such Forward Purchaser if (1) it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such Forward Sale Agreement after using commercially reasonable efforts because (x) insufficient amounts of Common Shares have been made available for borrowing by share lenders or (y) such Forward Purchaser or its affiliate would incur a stock loan cost in excess of a specified threshold, (2) the Company declares any dividend or distribution on the Common Shares payable in (a) cash in excess of a specified amount,

(b) securities of another company, or (c) any other type of securities (other than the Common Shares), rights, warrants or other assets, (3) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers, as well as certain events involving the Company’s nationalization or delisting of the Common Shares) or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with such Forward Sale Agreement, the Company’s bankruptcy or a change in law (each as more fully described in each Forward Sale Agreement). A Forward Purchaser’s decision to exercise its right to require the Company to settle any Forward Sale Agreement will be made irrespective of the Company’s interests, including its need for capital. In such cases, the Company could be required to issue and deliver Common Shares under the terms of the physical settlement provisions of any such Forward Sale Agreement irrespective of its capital needs, which would result in dilution to the Company’s earnings per share and return on equity.

The Form of Master Forward Sale Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Master Forward Sale Agreements is qualified in its entirety by reference to such exhibit.

Exhibits to Registration Statement

In addition to the Form of Forward Sales Agreement and Form of Master Forward Sale Agreement, the Company is filing herewith the opinion of Jones Day as an exhibit to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Form of Sales Agency Financing Agreement

1.2	Form of Master Forward Sale Agreement

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE CENTERS CORP.

By:	/s/ Matthew L. Ostrower
	Name:	Matthew L. Ostrower
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 7, 2018